Exhibit 3.2
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF LIMITED PARTNERSHIP
OF
K-SEA TRANSPORTATION PARTNERS L.P.
     This Certificate of Amendment of Certificate of Limited Partnership of K-Sea Transportation Partners L.P. (the “Partnership”) has been duly executed and is being filed in accordance with the provisions of Section 17-202 of the Delaware Revised Uniform Limited Partnership Act.
     The undersigned, being the sole general partner of the Partnership, hereby certifies that:
     1. The name of the limited partnership is K-Sea Transportation Partners L.P.
     2. The name and mailing address of the general partner of the Partnership are as follows:

Name	Address

KSP Holding Sub, LLC	55 Waugh Drive Suite 1000 Houston, TX 77007
[Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned general partner of the Partnership has duly executed this Certificate of Amendment this 1st day of July, 2011.

GENERAL PARTNER: KSP HOLDING SUB, LLC
By:	/s/ David W. Grzebinski
	Name:	David W. Grzebinski
	Title:	Manager Authorized Person

[Signature Page to Certificate of Amendment]